Exhibit 3(i).1

({“Seal of State of Nevada”}	ROSS MILLER Secretary of State 204 North Carson St, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www. nvsos.gov	Filed in the office of	Document Number
		/s/ Ross Miller	20140675266-09
Filing Date and Time
		Ross Miller	09/19/2014 9:40 AM
		Secretary of State	Entity Number
		State of Nevada	E0486232014-3
Articles of Incorporation (Pursuant to NRS 78)

USE BLACK INK ONLY- DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation	DUO WORLD, INC
2. Registered Agent for Service of Process: (check only one box)	☒Commercial Registered Agent:	Business Filings Incorporated
(Name)
	❑ Commercial Registered Agent:	OR	❑ Commercial Registered Agent:
	(name and address below)		(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address		City		Zip Code
Nevada
	Mailing Address (if different from street address)		City		Zip Code

3.Authorized Stock: (Number of shares corporation is authorized to issue)	Number of Shares with par value	Par Value per share: $		Number of shares without Par value

	90,000,000 Common 10,000,000 Preferred			$0.001
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees
1. Muhunthan Canagasooryam
Name
	No. 12, Palm Grove	Colombo	Sri Lanka	00300
	Street Address	City	State	Zip Code
2. Mahmud Riad Ameen
Name
	No. 1, Colonel T.G. Jayawardena Mawatha	Colombo	Sri Lanka	00300
	Street Address	City	State	Zip Code

5. Purpose:(optional; see instructions)	The purpose of the corporation shall be:
To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of N.R.S.
6. Name, Address and Signature of Incorporator: (attach additional page if more than on Incorporator)	Muhunthan Canagasooryam	X /s/ Muhunthan Canagasooryam
	Name	Incorporator Signature
	No. 12, Palm Grove	Colombo	Sri Lan-ka	00300
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	X /s/ Mark Williams, AVP, Business Filings Incorporated			September 16, 2014
	Authorized Signature of Registered Agent or On Behalf of Registered Entity			Date